As filed with the Securities Exchange Commission on May 7, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TERADATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	75-3236470
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

17095 Via Del Campo

San Diego, California 92127

(Address, including zip code, of Registrant’s Principal Executive Offices)

TERADATA 2012 STOCK INCENTIVE PLAN

(AMENDED AND RESTATED AS OF MARCH 1, 2021)

(Full title of plan)

Margaret A. Treese

Chief Legal Officer

Teradata Corporation

17095 Via Del Campo

San Diego, California 92127

(866) 548-8348

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated file	☐	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum aggregate offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration Fee (2)
Common Stock, par value $.01 per share	3,900,000 shares	$47.72	$186,108,000.00	$20,304.00

(1)

Amount to be registered consists of an additional 3,900,000 shares of Common Stock, par value $0.01 per share, of Teradata Corporation which may be issued or sold pursuant to the Teradata 2012 Stock Incentive Plan (Amended and Restated as of March 1, 2021). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares of Common Stock that may be offered or issued to as a result of any adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for purposes of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices of a share as reported on the New York Stock Exchange on May 6, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 3,900,000 shares of Common Stock, $.01 par value per share (“Common Stock”), of Teradata Corporation, a Delaware corporation (the “Company”), that may be issued or sold under the Teradata 2012 Stock Incentive Plan (Amended and Restated As of March 1, 2021) (the “Plan).

The Company initially registered 16,364,168 shares of Common Stock for issuance under the Plan on a Form S-8 Registration Statement (File No. 333-181217) (the “Original Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 7, 2012 and registered an additional 7,500,000 shares of common stock for issuance under the Plan on a Form S-8 Registration Statement (File No. 333-211257) filed with the SEC on May 10, 2016 (the “First Additional Registration Statement”), and registered an additional 10,000,000 shares of common stock for issuance under the Plan on a Form S-8 Registration Statement (File No. 333-231250) filed with the SEC on May 7, 2019 (the “Second Additional Registration Statement”). Pursuant to General Instruction E of Form S-8, the contents of the Original Registration Statement, the First Additional Registration Statement and the Second Additional Registration Statement are incorporated herein by reference, except that the provisions contained in Part II of the Original Registration Statement, the First Additional Registration Statement and Second Additional Registration Statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”).

2. The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021.

3. The description of the Company’s Common Stock set forth in Exhibit 4.2 to the 2020 Annual Report, and including any further amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

II-1

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Certain legal matters in connection with the Common Stock offered pursuant to the Plan will be passed upon for the Company by Peter A. Christou, an employee of the Company and its Chief Corporate Counsel and Assistant Secretary. Mr. Christou is eligible to participate in the Plan, and also owns shares of the Common Stock and options and other rights to purchase shares of Common Stock.

ITEM 8.	EXHIBITS

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

4.1	Amended and Restated Certificate of Incorporation of Teradata Corporation, as amended and restated on September 25, 2007. [Incorporated herein by reference to Exhibit 3.1 to Teradata Corporation’s Current Report on Form 8-K dated September 25, 2007 (SEC File No. 001-33458)]

4.2	Amended and Restated Bylaws of Teradata Corporation as amended and restated on July 26, 2016. [Incorporated herein by reference to Exhibit 3.1 to Teradata Corporation’s Current Report on Form 8-K dated August 1, 2016 (SEC File No. 001-33458)]

4.3	Teradata 2012 Stock Incentive Plan (Amended and Restated As of March 1, 2021). [Incorporated herein by reference to Appendix A to Teradata Corporation’s Definitive Proxy Statement, as amended, for its 2021 Annual Meeting of Stockholders filed with the SEC on March 18, 2021 (SEC File No. 001-33458)]

(5)	OPINION REGARDING LEGALITY

5.1	Opinion of Peter A. Christou, Chief Corporate Counsel, with respect to the legality of the securities being registered*

(23)	CONSENT OF EXPERTS AND COUNSEL

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of Peter A. Christou (contained in his opinion filed as Exhibit 5.1)*

(24)	Powers of Attorney (contained in signature page of the Registration Statement).

*Filed herewith.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California, on the 7th day of May, 2021.

TERADATA CORPORATION

By:	/s/ Stephen McMillan
Stephen McMillan
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Teradata Corporation hereby severally constitute and appoint each of Stephen McMillan and Margaret Treese our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign for us and in our names in the capacities indicated below on any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either such attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Stephen McMillan Stephen McMillan	Director, President and Chief Executive Officer	May 7, 2021

/s/ Mark A. Culhane Mark A. Culhane	Chief Financial Officer (Principal Financial and Accounting Officer)	May 7, 2021

/s/ Michael P. Gianoni Michael P. Gianoni	Chairman of the Board of Directors	May 7, 2021

/s/ Lisa R. Bacus Lisa R. Bacus	Director	May 7, 2021

/s/ Timothy C.K. Chou Timothy C.K. Chou	Director	May 7, 2021

/s/ Daniel R. Fishback Daniel R. Fishback	Director	May 7, 2021

/s/ Cary T. Fu Cary T. Fu	Director	May 7, 2021

/s/ Kimberly K. Nelson Kimberly K. Nelson	Director	May 7, 2021

/s/ Joanne B. Olsen Joanne B. Olsen	Director	May 7, 2021

/s/ John G. Schwarz John G. Schwarz	Director	May 7, 2021